Exhibit 99.(j)(2)

EXECUTION COPY

JOINDER AND AMENDMENT TO GLOBAL CUSTODY AGREEMENT

This Joinder and Amendment (“Amendment”) to the Global Custody Agreement dated April 18, 2017, as amended or supplemented as of the date hereof (the “Principal Agreement”), among each entity managed by First Eagle Investment Management, LLC that is set forth on Exhibit A (each, the “Customer”) and JPMORGAN CHASE BANK, N.A. (“J.P. Morgan”), in entered into among each of the aforementioned parties, and the New Fund (as defined below), and is effective as of August    , 2020 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, the Customer and J.P. Morgan entered into the Principal Agreement pursuant to which J.P. Morgan was appointed to provide certain custody and related services described therein;

WHEREAS, the parties now wish to clarify the process by which additional funds may be joined to the Principal Agreement;

WHEREAS, the parties now also wish to update the preamble to the Principal Agreement to clarify that another investment manager may be manager for certain of the Customers;

WHEREAS, the parties now further wish to update the Exhibit A to add First Eagle Credit

Opportunities Fund (the “New Fund”) as a party to the Principal Agreement as of the Effective Date; and

WHEREAS, the New Fund requests that J.P. Morgan provide, and J.P. agrees to provide, the services under the Principal Agreement to the New Fund under the terms and conditions set forth in the Principal Agreement (as amended hereby).

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1.              Definitions. Terms defined in the Principal Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.              Amendments. The Principal Agreement shall be amended as follows:

(A)      Exhibit A to the Principal Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

(B)       The New Fund shall be added as a party to the Principal Agreement, effective as of the Effective Date, and all references to “Fund” or “Customer” in the Principal Agreement shall include references to the New Fund.

(C)       The preamble to the Principal Agreement is hereby deleted in its entirety and replaced with the new preamble that follows:

“This agreement, dated April 18, 2017 (this “Agreement”), is between JPMORGAN CHASE BANK, N.A. (“J.P. Morgan”), with a place of business at 383 Madison Avenue, 11th Floor, New York, NY 10179; and each entity managed by First Eagle Investment Management, LLC or First Eagle Alternative Credit, that is set forth on Exhibit A, each of whose principal place of business is at 1345 Avenue of the Americas, New York, NY 10105 (each, the “Customer”).”

(D)       The following new Section 10.16 is hereby added to the Principal Agreement following Section 10.15:

“10.16   Additional Customers

(a)         Any  additional  entity  (each  an  “Additional  Customer”)  may  be  added  to  this Agreement as a Customer upon execution of this Agreement by J.P. Morgan and such Additional Customer. Any such joinder shall not require the prior written approval of, or the execution of any amendment to this Agreement by, any other Customer.

(b)         Following the execution of this Agreement by J.P. Morgan an Additional Customer (i) each Additional Customer shall automatically be and become a party to this Agreement as a “Customer” hereunder with the same force and effect as if originally named herein as a Customer; (ii) without limiting the generality of the foregoing, each Additional Customer hereby shall expressly assume all obligations and liability of a Customer under this Agreement; and (iii) Exhibit A to this Agreement shall be automatically amended and restated to include each Additional Customer.”

(E)        Save as varied by this Amendment, the Principal Agreement is confirmed and shall remain in full force and effect.

3.              Joinder. The New Fund hereby agrees to be subject to and bound by the terms and conditions of the Principal Agreement and shall be deemed to be a party thereto as of the Effective Date.

4.              Representations. Each party represents to the other parties that all representations contained in the Principal Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

5.              Entire Agreement. This Amendment and the Principal Agreement and any documents referred to in each of them, constitute the whole agreement among the parties relating to their subject matter and supersedes and extinguish any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent, or in conflict, with any of the provisions of the Principal Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as among the parties. This Amendment may only be amended in writing.

6.              Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each party hereto may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by both parties.

7.              Law and Jurisdiction. This amendment shall be governed by, and construed in accordance with the laws of the State of New York.

[ Signature Page to Follow ]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

FIRST EAGLE FUNDS, on behalf of the separate portfolios listed on Exhibit A		FIRST EAGLE VARIABLE FUNDS, on behalf of the separate portfolios listed on Exhibit A

By:	/s/ Joseph Malone	By:	/s/ Joseph Malone
Name:	Joseph Malone	Name:	Joseph Malone
Title:	CFO First Eagle Funds	Title:	CFO First Eagle Funds

FIRST EAGLE GLOBAL CAYMAN FUND, LTD.		FIRST EAGLE OVERSEAS CAYMAN FUND, LTD.

By:	/s/ Joseph Malone	By:	/s/ Joseph Malone
Name:	Joseph Malone	Name:	Joseph Malone
Title:	CFO First Eagle Funds	Title:	CFO First Eagle Funds

FIRST EAGLE US VALUE CAYMAN FUND, LTD.		FIRST EAGLE GOLD CAYMAN FUND, LTD.

By:	/s/ Joseph Malone	By:	/s/ Joseph Malone
Name:	Joseph Malone	Name:	Joseph Malone
Title:	CFO First Eagle Funds	Title:	CFO First Eagle Funds

FIRST EAGLE CREDIT OPPORTUNITIES FUND

By:	/s/ David O’Connor
Name:	David O’Connor
Title:	General Counsel

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

EXHIBIT A

LIST OF ENTITIES

First Eagle Funds

First Eagle Global Fund

First Eagle Overseas Fund

First Eagle U.S. Value Fund

First Eagle Gold Fund

First Eagle Global Income Builder Fund First Eagle High Yield Fund

First Eagle Fund of America

First Eagle Variable Funds

First Eagle Overseas Variable Fund

First Eagle Global Cayman Fund, Ltd.

First Eagle Overseas Cayman Fund, Ltd.

First Eagle US Value Cayman Fund, Ltd.

First Eagle Gold Cayman Fund Ltd.

First Eagle Credit Opportunities Fund